Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                         3340 Wynn Road, Suite C
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax





To Whom It May Concern:

We have issued our report dated November 14, 2002, accompanying the financial statements of ReserveNet, Inc. on Form 10-QSB for the period of October 31, 2000 (inception date) through September 30, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of ReserveNet, Inc. on Form 10-QSB.

Signed,

/s/ Beckstead and Watts, LLP

November 14, 2002